UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015 (January 6, 2015)

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On January 7, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of CTI BioPharma Corp. (the “Company”) approved fiscal year-end cash incentive awards for 2014 for each of the Company’s named executive officers currently employed with the Company in the amounts set forth below, in each case based on the achievement of certain 2014 goals and objectives of the Company and the Committee’s review and subjective assessment of the performance and contributions of each of the named executive officers during 2014.

Name and Principal Position	Bonus
James A. Bianco, M.D. President and Chief Executive Officer	$617,500
Louis A. Bianco Executive Vice President, Finance and Administration	$234,000
Jack W. Singer, M.D. Interim Chief Medical Officer, and Executive Vice President, Global Medical Affairs and Translational Medicine	$175,750
Matthew Plunkett, Ph.D. Executive Vice President, Corporate Development	$219,375

On January 6, 2015, the Committee also approved new severance agreements between the Company and each of Mr. Bianco, Dr. Singer and Dr. Plunkett (the “Severance Agreements”).

Each of the Severance Agreements provides for the executive to receive severance if his employment is terminated by the Company without cause or by the executive for good reason (as such terms are defined in the Severance Agreements). If such a termination occurs, the executive will be entitled to cash severance equal to the sum of (i) one and one-half times the executive’s base salary at the annualized rate in effect on his termination date, and (ii) an amount equal to the greater of the average of his annual bonuses for the last three years before the termination date and thirty percent of the executive’s base salary at the annualized rate in effect on the termination date, such cash severance amount to be paid in equal installments over 18 months following the termination date. For up to 18 months following the termination date, the executive would also be entitled to reimbursement by the Company for COBRA premiums for continued medical coverage for the executive and his eligible dependents and continued payment by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination. In addition, the executive would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based awards granted by the Company. In each case, the executive’s right to receive the severance benefits described above is contingent on the executive’s providing a general release of claims in favor of the Company and complying with certain confidentiality and other covenants under his agreements with the Company.  The Severance Agreements do not provide for any tax gross-up payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: January 9, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and
Administration